Exhibit 99.1 News For Immediate Release

Black Stone Minerals, L.P. Announces Third Quarter 2015 Results

And Announces Cash Distribution

HOUSTON, November 9, 2015 (BUSINESS WIRE) – Black Stone Minerals, L.P. (NYSE: BSM) (“Black Stone Minerals”) today announced its financial and operating results for the third quarter of 2015.

Key Third Quarter 2015 Highlights:

•	Average production of 29.0 MBoe per day, representing year-over-year growth of 2.5%.
•	Revenues of $137.0 million for the quarter, including unrealized derivative gain of $44.1 million.
•	Net income of $53.9 million; Adjusted EBITDA (as defined below) of $64.8 million.
•	Quarterly distribution coverage ratio of 1.2 times with cash generated from operations available for distribution of $61.1 million.
•	Debt to trailing twelve month EBITDAX of 0.2 times at end of the quarter.

Management Commentary

Thomas L. Carter, Jr., Black Stone Minerals’ President, Chief Executive Officer, and Chairman commented, “In tumultuous times like these for the oil and gas industry, the advantages of Black Stone Minerals’ low capital intensity business model become even more apparent. Without investing any capital, royalty volumes have grown throughout 2015 even as the drilling rig count across the industry has declined during that period. We’re actively working with our lessees to incent them to maintain or accelerate activity on BSM acreage, while also taking steps to enhance the revenues and costs that we can directly control. Management is reviewing a plan that could meaningfully reduce G&A in 2016. Deal flow for acquisitions is picking up and the balance sheet is in great shape. We remain optimistic that we are on a path that will enable us to grow distributions for unitholders.”

Financial and Operating Results

Production

Black Stone Minerals reported average production of 29.0 MBoe per day for the third quarter of 2015, 72.5% of which is attributable to mineral and royalty interests. This represents an increase of 2.5% over average production of 28.3 MBoe per day for the corresponding period in 2014 and is a decrease of 1.2% from the second quarter of 2015.

Realized Prices, Revenues, and Net Income

The partnership’s average realized price per Boe, excluding the effect of derivative settlements, was $28.57 for the quarter ended September 30, 2015, a decline of 36.3% from $44.88 per Boe for the quarter ended September 30, 2014.

Black Stone Minerals reported revenues of $137.0 million in the third quarter of 2015, an increase of 3.2% from $132.8 million in the third quarter of 2014. The increase reflects lower commodity prices compared to the corresponding period in 2014 offset by an unrealized gain of $44.1 million in the current quarter that reflects the increase in value of unsettled derivative contracts during the quarter.

Lease bonus for the quarter was $4.3 million for the third quarter of 2015, compared to $7.1 million for the same period last year. The timing and amount of lease bonus is variable. Several lease transactions have been completed subsequent to quarter-end and a number of transactions are currently being negotiated. Subsequent to quarter-end, Black Stone Minerals also received a cash payment of $18.7 million from an operator related to the termination of an exploration and development agreement associated with the partnership’s minerals and leasehold interests. Black Stone Minerals retained its ownership of these interests, which are currently being marketed to potential partners.

Reported net income was $53.9 million for the quarter ended September 30, 2015, compared to net income of $57.9 million in the corresponding period in 2014. The current period reflects a non-cash impairment of oil and natural gas properties of $24.9 million resulting from declines in future expected net cash flows and other factors at September 30, 2015.

Financial Position

As of September 30, 2015, Black Stone Minerals had $43.0 million outstanding under its credit facility. Subsequent to quarter end, the partnership’s borrowing base was re-determined at $550.0 million as part of its regularly scheduled re-determination. Additionally, the bank group and the partnership agreed to extend the termination date of the credit agreement from February 3, 2017 to February 4, 2019. Black Stone Minerals is in compliance with all financial covenants associated with its credit facility. As of November 9, 2015, there were no outstanding borrowings under the credit facility.

Acquisitions and Investing Activities

Year to date, net cash used in investing activities for the partnership was $104.2 million. The largest component of this amount is $62.2 million of acquisitions, the majority of which were located in the Midland Basin and in the Eagle Ford shale. The remaining balance relates almost entirely to additions to oil and natural gas properties associated with the partnership’s working interest participation option, which allows it to participate in the development of de-risked resource plays on its mineral interests.

Distributions

The Board of Directors of the general partner has approved a cash distribution of $0.2625 per unit attributable to the third quarter of 2015. The quarterly distribution coverage ratio was over 1.2 times the approved distribution attributable to the third quarter of 2015. Distributions will be payable on November 27, 2015 to unitholders of record at the close of business on November 19, 2015.

Conference Call

Black Stone Minerals will host a conference call and webcast for investors and analysts to discuss its results of operations for the third quarter of 2015 on Tuesday, November 10, 2015 at 9:00 a.m. Central Time. To join the call, participants should dial (855) 546-9558 and use conference code 52525494. A live broadcast of the call will also be available on our website at http://investor.blackstoneminerals.com. A recording of the conference call will be available at that site through November 27, 2015.

About Black Stone Minerals, L.P.

Black Stone Minerals is one of the largest owners of oil and natural gas mineral interests in the United States.  The partnership owns mineral interests and royalty interests in over 40 states and 60 onshore basins in the continental United States.  The partnership also owns and selectively participates in non-operating working interests in established development programs, primarily on its mineral and royalty holdings.  The partnership expects that its large, diversified asset base and long-lived, non-cost-bearing mineral and royalty interests will result in production and reserve growth, as well as increasing quarterly distributions to its unitholders.

Forward-Looking Statements

This news release includes forward-looking statements. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “may,” “should,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology often identify forward-looking statements. Except as required by law, Black Stone Minerals undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by these cautionary statements. These forward-looking statements involve risks and uncertainties, many of which are beyond the control of Black Stone Minerals, which may cause the partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the partnership’s ability to execute its business strategies;
•	the volatility of realized oil and natural gas prices;
•	the level of production on the partnership’s properties;
•	regional supply and demand factors, delays, or interruptions of production;
•	the partnership’s ability to replace its oil and natural gas reserves; and
•	the partnership’s ability to identify, complete, and integrate acquisitions.

Information for Non-U.S. Investors

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Although a portion of Black Stone Minerals’ income may not be effectively connected income and may be subject to alternative withholding procedures, brokers and nominees should treat 100% of Black Stone Minerals’ distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Black Stone Minerals’ distributions to non-U.S. investors are subject to federal income tax withholding at the highest marginal rate, currently 39.6% for individuals.

Black Stone Minerals, L.P. Contact

Brent Collins

Vice President, Investor Relations

Telephone: (713) 445-3200

investorrelations@blackstoneminerals.com

BLACK STONE MINERALS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUE
Oil and condensate sales	$44,128	$71,089	$126,584	$195,665
Natural gas and natural gas liquids sales	32,191	45,914	92,799	156,554
Gain on commodity derivative instruments	56,430	8,682	57,450	339
Lease bonus and other income	4,271	7,110	16,051	26,586
TOTAL REVENUE	137,020	132,795	292,884	379,144
OPERATING (INCOME) EXPENSE
Lease operating expense	4,924	6,037	16,540	15,707
Production costs and ad valorem taxes	8,175	12,181	26,250	33,589
Exploration expense	1,817	440	2,014	444
Depreciation, depletion and amortization	23,288	37,065	83,414	84,058
Impairment of oil and natural gas properties	24,854	—	156,683	—
General and administrative	18,994	15,644	53,530	45,607
Accretion of asset retirement obligations	265	148	805	443
(Gain) loss on sale of assets, net	4	—	(20)	—
TOTAL OPERATING EXPENSE	82,321	71,515	339,216	179,848
INCOME (LOSS) FROM OPERATIONS	54,699	61,280	(46,332)	199,296
OTHER INCOME (EXPENSE)
Interest and investment income	18	3	46	27
Interest expense	(870)	(3,440)	(5,530)	(10,292)
Other income	45	62	241	869
TOTAL OTHER EXPENSE	(807)	(3,375)	(5,243)	(9,396)
NET INCOME (LOSS)	53,892	57,905	(51,575)	189,900
NET INCOME ATTRIBUTABLE TO PREDECESSOR	—	(57,905)	(450)	(189,900)
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS SUBSEQUENT TO INITIAL PUBLIC OFFERING	(3)	—	137	—
DISTRIBUTIONS ON PREFERRED UNITS SUBSEQUENT TO INITIAL PUBLIC OFFERING	(2,973)	—	(4,783)	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE GENERAL PARTNER AND LIMITED PARTNERS SUBSEQUENT TO INITIAL PUBLIC OFFERING	$50,916	$—	$(56,671)	$—
ALLOCATION OF NET INCOME (LOSS) SUBSEQUENT TO INITIAL PUBLIC OFFERING ATTRIBUTABLE TO:
General partner interest	$—		$—
Common limited partner interests	25,608		(28,502)
Subordinated limited partner interests	25,308		(28,169)
	$50,916		$(56,671)
NET INCOME (LOSS) ATTRIBUTABLE TO LIMITED PARTNERS PER UNIT:
Per common limited partner unit (basic and diluted)	$0.27		$(0.30)
Weighted average common limited partner units outstanding (basic and diluted)	96,186		96,183
Per subordinated limited partner unit (basic and diluted)	$0.27		$(0.30)
Weighted average subordinated limited partner units outstanding (basic and diluted)	95,057		95,057
DISTRIBUTIONS DECLARED AND PAID SUBSEQUENT TO INITIAL PUBLIC OFFERING:
Per common limited partner unit	$0.1615		$0.1615
Per subordinated limited partner unit	$0.1615		$0.1615

The following table shows the partnership’s production, realized prices, and revenues for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)
	(Dollars in thousands, except for realized prices)
Production:
Oil and condensate (MBbls)	936	783	2,668	2,106
Natural gas (MMcf)[1]	10,411	10,945	31,817	31,173
Equivalents (MBoe)[2]	2,671	2,607	7,971	7,302
Realized prices:
Oil and condensate ($/Bbl)	$47.15	$90.79	$47.45	$92.91
Natural gas ($/Mcf)[1]	$3.09	$4.19	$2.92	$5.02
Equivalents ($/Boe)[2]	$28.57	$44.88	$27.52	$48.24
Revenue:
Oil and condensate sales	$44,128	$71,089	$126,584	$195,665
Natural gas and natural gas liquids sales	32,191	45,914	92,799	156,554
Gain on commodity derivative instruments	56,430	8,682	57,450	339
Lease bonus and other income	4,271	7,110	16,051	26,586
Total revenue	$137,020	$132,795	$292,884	$379,144

[1]

As a mineral and royalty interest owner, Black Stone Minerals is often provided insufficient and inconsistent data on natural gas liquid (“NGL”) volumes by its operators. As a result, the partnership is unable to reliably determine the total volumes of NGLs associated with the production of natural gas on its acreage. Accordingly, no NGL volumes are included in reported production; however, revenue attributable to NGLs is included in natural gas revenue and the calculation of realized prices for natural gas.

[2]

“Btu-equivalent” production volumes are presented on an oil-equivalent basis using a conversion factor of six Mcf of natural gas per barrel of “oil equivalent,” which is based on approximate energy equivalency and does not reflect the price or value relationship between oil and natural gas.

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, and cash available for distribution are non-GAAP supplemental financial measures used by Black Stone Minerals’ management and external users of the partnership’s financial statements such as investors, research analysts, and others, to assess the financial performance of its assets and its ability to sustain distributions over the long term without regard to financing methods, capital structure, or historical cost basis.

Black Stone Minerals defines EBITDA as net income (loss) before interest expense, income taxes and depreciation, depletion, and amortization. Black Stone Minerals defines Adjusted EBITDA as EBITDA adjusted for impairment of oil and natural gas properties, accretion of asset retirement obligations, unrealized gains/losses on commodity derivative instruments, and non-cash equity-based compensation. Black Stone Minerals defines cash available for distribution as Adjusted EBITDA plus or minus amounts for certain non-cash operating activities, borrowings for capital expenditures, capital expenditures, cash interest expense, and distributions to noncontrolling interests and preferred unitholders.

EBITDA, Adjusted EBITDA, and cash available for distribution should not be considered an alternative to, or more meaningful than, net income, income from operations, cash flows from operating activities, or any other measure of financial performance presented in accordance with GAAP as measures of the partnership’s financial performance. EBITDA, Adjusted EBITDA, and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. The partnership’s computation of EBITDA, Adjusted EBITDA, and cash available for distribution may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of EBITDA, Adjusted EBITDA, and cash available for distribution to net income, the most directly comparable GAAP financial measure, for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands)
Net income (loss)	$53,892	$57,905	$(51,575)	$189,900
Adjustments to reconcile to Adjusted EBITDA:
Add:
Depreciation, depletion and amortization	23,288	37,065	83,414	84,058
Interest expense	870	3,440	5,530	10,292
EBITDA	78,050	98,410	37,369	284,250
Add:
Impairment of oil and natural gas properties	24,854	—	156,683	—
Accretion of asset retirement obligations	265	148	805	443
Equity-based compensation	5,690	1,798	13,052	7,452
Less:
Unrealized gain on commodity derivative instruments	(44,053)	(9,108)	(10,918)	(3,708)
Adjusted EBITDA	64,806	91,248	196,991	288,437
Adjustments to reconcile to cash generated from operations:
Add:
Borrowings/cash used to fund capital expenditures	62,165	32,973	104,558	102,858
Loss on sales of assets, net	4	—	—	—
Less:
Deferred revenue	(94)	—	(584)	(2,516)
Cash interest expense	(628)	(3,197)	(4,806)	(9,566)
Gain on sales of assets, net	—	—	(20)	—
Additions to and acquisitions of oil and natural gas properties	(62,165)	(32,973)	(104,558)	(102,858)
Cash generated from operations	64,088	88,051	191,581	276,355
Less:
Cash paid to noncontrolling interests	(45)	(84)	(167)	(252)
Preferred unit distributions	(2,973)	(3,962)	(8,823)	(11,763)
Cash generated from operations available for distribution on common and subordinated units and reinvestment in our business	$61,070	$84,005	$182,591	$264,340